MAXIT CAPITAL

STRICTLY PRIVATE & CONFIDENTIAL

Confidential Discussion Materials

JUNE 13, 2023

M

Disclaimer

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STRICTLY PRIVATE & CONFIDENTIAL

These materials were prepared exclusively for the benefit and internal use of the Maxit Capital LP ("**Maxit**") client (the "**Company**") to whom it is directly addressed and delivered in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions. These materials were compiled or prepared on a confidential basis solely and exclusively for the use of the Company and not with a view to public disclosure (whether under any securities laws or otherwise). The information is for discussion purposes only. These materials may not be used for any purpose other than as may be specifically contemplated by a written agreement with Maxit. These materials and the information contained herein does not purport to identify or suggest all of the risks (direct or indirect), which may be associated with any possible transaction or transactions.

The information in this presentation reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. Maxit's opinions and estimates constitute Maxit's judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing the materials, Maxit has relied upon documents and information prepared or supplied to Maxit from the Company and other sources, without independent verification by Maxit. Any estimates and projections contained herein have been based upon estimates and projections contained in such documents and third party sources and there is no assurance that such estimates and projections will be realized. Neither Maxit nor any of its employees, affiliates, advisors or representatives makes any representations (express or implied) as to the accuracy or completeness of such information contained herein and nothing contained herein is or shall be construed or relied upon as, a representation, whether as to the past, present or future. Nothing herein should be construed as tax, accounting or legal advice. Maxit does not have any obligation to update or otherwise revise the materials and information contained herein.

Maxit believes that these materials must be considered as a whole and that selecting portions of the analyses and the factors considered by Maxit, without considering all of the factors and analyses together, could create a misleading view of the presentation. The preparation of a presentation such as this is complex and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lend to undue emphasis on any particular factor or analysis.

Any market valuations contained herein are indicative values as of the time and date indicated. Such market valuations as well as any calculations are believed to be reliable, but Maxit does not warrant their completeness or accuracy. Any price or valuation constitutes our judgment and are subject to change without notice. Investors should understand that statements regarding future prospects may not be realized. Maxit cannot guarantee that different prices and/or valuations would not be available elsewhere and suggests that valuations from other sources be obtained for comparison. Actual quotations could differ subject to market conditions.

These materials must not be disclosed, copied or reproduced, distributed or passed to others at any time without the prior written consent of Maxit.

Maxit will not be liable to the Company or any third party, whether for negligence, breach of contract or otherwise, for any loss or damage of whatsoever nature suffered by the Company or a third party (including, without limitation, direct loss or damage, indirect or consequential loss or damage, loss of goodwill, loss of business opportunity, loss of data or loss of profit), arising from Maxit providing you with these materials or the information contained herein.

Maxit Capital LP is registered in the category of exempt market dealer in Ontario, Canada.

All logos are property of their respective owners and are for identification purposes only. Use of these names, logos, and brands does not imply endorsement.

These materials do not constitute a commitment by any Maxit entity to underwrite, subscribe for or place any securities or to extend or arrange credit or to provide any other services. Nothing in these materials should be construed as, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy or hold, as interest in any security or investment product. Final terms and conditions, if any, for any transaction discussed herein will be subject to a variety of reviews and approvals as well as market conditions.

Introduction

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- Maxit Capital LP ("Maxit") has been retained by the independent special committee (the "Special Committee") of the board of directors (the "Board") of PolyMet Mining Corp. (and together with its affiliates, "PolyMet" or the "Company" or "PLM") to act as an independent valuator in connection with a proposal dated May 24, 2023 ("Proposal") received from Glencore AG (and together with its affiliates, "Glencore") to acquire all of the outstanding common shares of PolyMet (the "PolyMet Shares") not held by Glencore (the "Proposed Transaction")
- Maxit has been requested to prepare the following preliminary analysis of the value of the PolyMet Shares
- **This following presentation summarizes the analysis undertaken by Maxit to date and represents a preliminary report to the Special Committee**
  - **The analysis herein is incomplete and the preliminary indications of value presented in this report are for discussion purposes only and should not be construed as an opinion as to the value of PolyMet, the PolyMet Shares or the fairness of the Proposed Transaction**
- The analysis herein is based upon the securities markets, economic and general business and financial conditions prevailing as at this date, any of which may vary considerably in the future
- The analysis summarized in this presentation are made based on information available as at June 12, 2023 and are based on the closing share prices as at June 12, 2023 unless otherwise noted

1. Market View of PolyMet

PolyMet Snapshot

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Market Snapshot

Capitalization Summary [1]		
Share Price - 6/12/2023	(US$)	$0.84
Basic Shares Outstanding	(MM)	194.4
FD ITM Shares Outstanding	(MM)	196.1
Market Capitalization	**(US$MM)**	**$165**
Cash & Equivalents	(US$MM)	$97
Proceeds from ITM Securities	(US$MM)	--
Debt	(US$MM)	$0
Enterprise Value	**(US$MM)**	**$68**
Trading Summary		
52-Week High	(US$)	$3.43
52-Week Low	(US$)	$0.82
20-Day VWAP	(US$)	$1.29
30-Day VWAP	(US$)	$1.36
Avg. Daily Volume (LTM) [2]	(000's)	94
Avg. Daily Trading Value (LTM) [2]	(US$000)	$203
Trading Value Metrics		
Consensus P / NAV [3]	(ratio)	0.15x
EV / Cu Resources	(US¢/lb)	0.4¢
EV / Cu Eq. Resources [4]	(US¢/lb)	0.2¢

Share Performance



Feb 17, 2021 – Federal challenge to Water Quality Permit dismissed
Jun 4, 2021 – Potential review of wetlands permit based on EPA decision
Jan 24, 2022 – MN Court of Appeals rules favorably on water permit
Jun 21, 2022 – MN Court of Appeals dismisses challenge to air permit
Jun 6, 2023 – Clean Water Act section 404 permit revoked
Mar 4, 2021 – EPA filing on downstream water
Dec 20, 2021 – MN Pollution Control Agency supplemental findings released for air permit
Mar 8, 2022 – Nickel short squeeze; commodities spike
Apr 10, 2023 – US$195MM rights offering closed; repayment of Glencore debt
Jul 20, 2022 – NewRange JV announced
Feb 24, 2021 – MN Supreme Court rules in favor of air permit
Jul 19, 2021 – MN air permit remand for explanation
Feb 15, 2022 – Up to US$40MM converts with Glencore
Feb 15, 2023 – JV closed; rights offering intention confirmed
$6.00
$4.50
$3.00
$1.50
$0.00
Share Price (US$)
28.0
21.0
14.0
7.0
0.0
Volume (MM)
Jan-21
May-21
Oct-21
Mar-22
Aug-22
Jan-23
Jun-23
Volume (2)
Share Price
Proposed Transaction @ US$2.11/share
Cu Price (Indexed)

Source: FactSet, company disclosure and management.
Note: Resources inclusive of reserves.
(1) Balance sheet as at March 31, 2023. Pro forma rights offering and disclosed subsequent events. Cash balance per management.
(2) Includes trading on the NYSE American, TSX and FWB.
(3) Based on February 2023 Paradigm research estimate.
(4) Assumes LT consensus prices.

Relative Performance

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Last 12 Months
NGEx 146%
Foran 23%
Marimaca 5%
Faraday (3%)
Western Cu & Au (5%)
Los Andes (9%)
Filo (10%)
Arizona Sonoran (12%)
Copper Spot (12%)
Nickel Spot (22%)
Northern Dynasty (25%)
Palladium Spot (32%)
NorthIsle (36%)
Oroco (43%)
Trilogy Metals (43%)
Highland Cu (43%)
Talon (46%)
SolGold (48%)
Solaris (50%)
PolyMet (69%)
Last 6 Months
NGEx 114%
Marimaca 40%
Faraday 36%
Los Andes 5%
SolGold 3%
Foran 1%
Filo 0%
Copper Spot (0%)
Arizona Sonoran (1%)
Solaris (4%)
NorthIsle (6%)
Trilogy Metals (9%)
Northern Dynasty (9%)
Highland Cu (13%)
Oroco (17%)
Western Cu & Au (17%)
Nickel Spot (27%)
Palladium Spot (31%)
Talon (31%)
PolyMet (67%)
Since Permit Revocation (1)
Los Andes 14%
SolGold 4%
Faraday 3%
Nickel Spot 2%
Trilogy Metals 1%
Filo 1%
Arizona Sonoran 1%
Copper Spot 1%
Talon 0%
Northern Dynasty 0%
Highland Cu 0%
Western Cu & Au 0%
Foran (1%)
Oroco (1%)
Marimaca (1%)
NGEx (2%)
Solaris (3%)
NorthIsle (6%)
Palladium Spot (8%)
PolyMet (47%)

Source: FactSet.

(1) Reflects trading since June 6, 2023 closing price being the unaffected trading day prior to announcement of the Section 404 permit being revoked at NorthMet.

Equity Research Perspectives

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Analyst Price Targets (US$)

BUYS

Paradigm	02/15/2023	$4.40
Current Share Price		$0.84
Premium to Current Price		**424%**

Historical Paradigm Research NAV Summary (February 2023) (1)

	Methodology	(US$MM)
Develoment Assets @ 50%		
NorthMet	10% Disc. Rate	$348
NorthMet Remaining Resource	in-situ	$182
Mesaba	in-situ	$536
Total NewRange (50%)		**$1,066**
Other Assets	Corp. Adj.	$119
Total Liabilities	Corp. Adj.	$58
Total Net Asset Value		**$1,127**
F.D. Shares O/S		**195.2**
	(C$)	(US$) (2)
NAVPS	**$7.22**	**$5.77**
Target Multiple	**0.75x**	
Target Price	**$5.50**	**$4.40**

Historical Paradigm Research Themes (February 2023) (1)

NorthMet Advances Another Step to Fruition

- The announcement of the NewRange JV with Teck may be the key that fully unlocks the value not only for NorthMet but also a path forward for Teck's Mesaba
- With only three outstanding challenges remaining on permits which could be resolved in the near-term, and two committed partners in Glencore and Teck, construction could begin as early as this year and production by 2026
- PolyMet remains one of the few companies poised to benefit from Minnesota turning into a major new source for domestic copper and nickel production for the rapidly growing domestic EV and renewable energy market

Development Options for NewRange

- With the addition of the Mesaba deposit, the NewRange project now stands at a far larger 2.9Bn tonnes and more than capable to support a multi-generation mine
- Any potential expansion at NorthMet beyond a 32,000 tpd operation will need to undergo additional permitting

Available equity research is dated and does not reflect recent permit revocation

Source: FactSet and available Paradigm research.
Note: Where applicable, converted to USD using LT USD:CAD FX of 1.25 per research report.
(1) Considered to be dated. Disclosed LT price assumptions (US$): Cu-$3.75/lb; Ni-$8.50/lb.
(2) Only CAD metrics disclosed. USD calculated using report FX rate.

Base Metals Developer Peer Comparison

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		Filo	NGEx	Foran	SolGold	Solaris	Los Andes	Marimaca	Western Cu & Au	Talon	PolyMet [2]	Arizona Sonoran	Oroco	Northern Dynasty	Faraday	Trilogy Metals	Highland Copper	Northisle
	Market Cap (US$MM)	$2,293	$912	$750	$672	$669	$328	$276	$269	$206	$165	$155	$121	$115	$114	$84	$36	$28
VALUATION	Enterprise Value (US$MM)	$2,120	$894	$651	$612	$641	$324	$255	$261	$178	$68	$119	$114	$108	$84	$80	$27	$22
VALUATION	Net Cash / (Debt) (US$MM) [1]	$173	$18	$98	$60	$36	$3	$21	$8	$28	$97	$35	$10	$7	$30	$5	$9	$6
VALUATION	Consensus P / NAV	0.6x	0.6x	0.8x	0.2x	0.2x	0.2x	0.5x	0.5x	0.3x	0.1x	0.4x	–	0.0x	0.2x	0.2x	0.3x	0.1x
VALUATION	EV / Cu Eq. Resources (US¢/lb)	24.0¢	4.3¢	26.2¢	1.3¢	4.0¢	1.1¢	11.1¢	1.1¢	18.1¢	0.2¢	1.8¢	1.3¢	0.1¢	1.6¢	1.4¢	0.3¢	0.3¢
VALUE DRIVERS	Attr. Cu Eq. Resources (Bn lbs)	8.8	20.8	2.5	46.1	16.0	29.9	2.3	24.2	1.0	36.6	6.5	8.9	127.0	5.1	5.6	9.7	7.1
VALUE DRIVERS	Cu Eq. Resource Grade (%)	0.6%	0.5%	2.4%	0.5%	0.5%	0.4%	0.4%	0.3%	4.4%	0.8%	0.5%	0.4%	0.5%	0.5%	2.1%	1.2%	0.3%
VALUE DRIVERS	Geography	Chile / Argentina	Chile	Sask.	Ecuador	Ecuador	Chile	Chile	Yukon	Minnesota	Minnesota	Arizona	Mexico	Alaska	Arizona	Alaska	Michigan	B.C.
VALUE DRIVERS	Stage	PFS	Res. Dev't	Feas.	PFS	Res. Dev't	PFS	PEA	Feas.	PEA	Feas.	PEA	Res. Dev't	PEA	PEA	Feas.	Feas.	PEA
VALUE DRIVERS	Mine Life (Years)	13	–	18	26	–	26	12	27	9	50	18	–	20	32	13	10	22
VALUE DRIVERS	Attr. Initial Capex (US$MM)	$1,805	–	$292	$2,746	–	$2,441	$285	$2,894	$189	$783 / $945	$124	–	$3,439	$798	$588	$425	$1,082
VALUE DRIVERS	LOM Avg. Attr. Cu Eq. Production (MM lbs)	255	–	61	381	–	368	79	329	49	160 / 185	56	–	524	113	120	66	156
VALUE DRIVERS	LOM Cu Eq. AISC (US$/lb)	$1.61	–	$2.07	$1.37	–	$2.50	$1.29	$1.99	$1.02	$1.95 / $1.81	$1.88	–	$1.89	$1.97	$1.93	$2.60	$1.61

Source: FactSet, company disclosure, management and available analyst estimates.

Notes: Resources inclusive of reserves. Cu Eq. figures based on LT consensus prices. Operating metrics based on published case unless otherwise noted and shown on an attributable basis.

(1) Cash includes proceeds from ITM securities. Assumes conversion of ITM convertible debt. Where applicable, PF financing.

(2) Operating parameters based on draft management adj. models for both no hydromet and hydromet processing, respectively.

Base Metals Developer Peer Comparison (cont'd)

STRICTLY PRIVATE & CONFIDENTIAL

P/NAV



Foran 0.8x
Filo 0.6x
NGEx 0.6x
Western Cu & Au 0.5x
Marimaca 0.5x
Arizona Sonoran 0.4x
Talon 0.3x
Highland Copper 0.3x
Faraday 0.2x
Solaris 0.2x
Los Andes 0.2x
SolGold 0.2x
Trilogy Metals 0.2x
PolyMet 0.1x
Northisle 0.1x
Northern Dynasty 0.0x
Median (ex. PLM): 0.3x

EV/Cu Eq. Resources (US¢/lb)



Foran 26.2¢
Filo 24.0¢
Talon 18.1¢
Marimaca 11.1¢
NGEx 4.3¢
Solaris 4.0¢
Arizona Sonoran 1.8¢
Faraday 1.6¢
Trilogy Metals 1.4¢
SolGold 1.3¢
Oroco 1.3¢
Los Andes 1.1¢
Western Cu & Au 1.1¢
Northisle 0.3¢
Highland Copper 0.3¢
PolyMet 0.2¢
Northern Dynasty 0.1¢
Median (ex. PLM): 1.5¢

Median Broker Discount Rate



Northisle 12%
NGEx 11%
Filo 10%
Marimaca 10%
Arizona Sonoran 10%
Faraday 10%
Trilogy Metals 10%
PolyMet 10%
Highland Copper 10%
Solaris 9%
Foran 8%
Talon 8%
Los Andes 8%
SolGold 8%
Western Cu & Au 8%
Median (ex. PLM): 10%

Source: FactSet, company disclosure and available analyst estimates.
Notes: Resources inclusive of reserves. Cu Eq. figures based on consensus LT metal prices.

2. Model Summary

Draft Model Adjustments (100% Basis)

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Impact on Draft Model NPV (US$MM)



$1,569
$205
($134)
($976)
$663
$290
$954
No Hydromet Model NPV (7% Disc. Rate)
Consensus Price Deck
Discounting to June 30, 2023 + H2 2023 Spend
Discount Rate Change to [9]%
Adj. No Hydromet Model NPV ([9]% Disc. Rate)
Hydromet Processing
Adj. Hydromet Model NPV ([9]% Disc. Rate)

Source: Draft management model.

Draft Adj. Model Overview

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Key Parameters (100% Basis)

			No Hydromet		Hydromet	
			Cu	Cu Eq.	Cu	Cu Eq.
Modelled Resources	Total Ore Mined/Milled	(MM tons)	1,888		1,888	
	Grade (1)	(%)	0.37%	0.76%	0.37%	0.76%
Operating Parameters	Start-up Year	(years)	2027		2027	
	Estimated Mine Life	(years)	50		50	
	Avg. Throughput	(k stpd)	105		105	
	LOM Total Payable Production	(Bn lbs)	11.6	16.0	12.2	18.5
	LOM Avg. Payable Production	(MM lbs)	231	321	245	369
Operating Cost per Ton	Mining Costs	(US$/st process.)	$2.31		$2.31	
	Processing Costs	(US$/st process.)	$7.90		$9.36 (2)	
	G&A Costs	(US$/st process.)	$0.47		$0.47	
	Total Direct Operating Costs	(US$/st process.)	$10.68		$12.15	
Cash Costs per Payable Metal	LOM Avg. Cu Eq. Cash Costs	(US$/lb Cu Eq.)	$1.78		$1.66	
	LOM Avg. Cu Eq. Site AISC	(US$/lb Cu Eq.)	$1.95		$1.81	
Capex	Initial Capex (3)	(US$Bn)	$1.6		$1.9	
	Expansion Capex	(US$Bn)	$1.1		$1.1	
	LOM Sustaining Capex	(US$Bn)	$2.8		$2.8	
Economics	After-tax NPV ([9]%)	(US$MM)	$663		$954	
	After-tax IRR	(%)	11.6%		12.3%	

Commentary

- Maxit relied on the draft financial model prepared by management and subject to, among other things, finalization and approval by the Special Committee
- Two cases modelled:
  - No hydrometallurgical processing utilized
  - Hydrometallurgical processing
- In light of the recently revoked permit, management delayed its production timeline for both case modelled
  - Use of hydromet processing also subject to permitting
- Mine plan based on ore initially from the NorthMet ore body with Mesaba feed added to the mine plan as mining rates increase
- Gradual expansion to 118k stpd modelled
  - Increase beyond 32k stpd expected to be subject to additional permitting

Source: Draft adjusted management model.
Notes: Assumes consensus prices. Economics to June 30, 2023.
(1) Cu Eq. grade shown excluding sulphur.
(2) Captures hydromet sustaining capex.
(3) Includes spend to construction and capex in the first year of production.

Draft Adj. Model Case – No Hydromet (100% Basis)

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STRICTLY PRIVATE & CONFIDENTIAL

Cu Eq. Operating Profile



$1.99 $2.01 $2.45 $2.30 $2.26 $2.28 $2.38 $2.16 $2.55 $1.94 $2.04 $2.41 $2.30 $2.16 $2.18 $2.26 $2.20 $2.35 $2.22 $2.25 $2.55 $2.67 $2.58 $2.43 $2.52 $1.98 $1.98 $2.00 $2.45
65 111 104 121 133 133 137 139 124 334 334 285 297 322 309 307 299 282 292 291 256 236 259 263 252 337 333 328 253
37 11
63 20 23
59 17 24
70 19 30
78 20 33
89 22 18
101 24
101 25
92 22
245 61
244 60
205 51
215 53
236 58
227 56
226 55
223 53
204 52 17
209 53 22
211 51
184 45
170 43
188 47
190 48
184 47
207 55 64
196 51 73
186 54 78
136 48 58
'27 '28 '29 '30 '31 '32 '33 '34 '35 '36 '37 '38 '39 '40 '41 '42 '43 '44 '45 '46 '47 '48 '49 '50 '51 '73 '74 '75 '76
Cu (MM lbs)
Ni (MM lbs Cu Eq.)
Precious Metals (MM lbs Cu Eq.)
Co & Po Concentrate (MM lbs Cu Eq.)
Cu Eq. Site AISC (US$/lb)

Unlevered Cash Flow Profile (US$Bn)



($0.1) ($0.1) ($0.6) ($1.1) ($1.4) ($1.3) ($1.2) ($1.1) ($1.0) ($1.1) ($1.3) ($1.3) ($1.2) ($0.7) ($0.3) $0.0 $0.4 $0.8 $1.2 $1.6 $2.0 $2.3 $2.7 $3.0 $3.3 $3.5 $3.7 $4.0 $4.3 $19.6 $20.1 $20.8 $20.8[1]
$0.1 $0.2 $0.2 $0.2 $0.2 $0.2 $0.2 $0.2 $0.2 $0.5 $0.5 $0.4 $0.4 $0.5 $0.5 $0.5 $0.4 $0.4 $0.4 $0.4 $0.3 $0.3 $0.3 $0.3 $0.3 $0.5 $0.5 $0.5 $0.3
($0.1)($0.1) ($0.4) ($0.5) ($0.4) ($0.1)($0.1)($0.1)($0.0) ($0.4)($0.4) ($0.2) ($0.1)($0.1)($0.1)($0.1)($0.1)($0.1)($0.1)($0.1)($0.0)($0.1)($0.1)($0.0)($0.1)($0.1)($0.1)($0.1)($0.0)($0.1)($0.1)($0.1)($0.1)
'23 '24 '25 '26 '27 '28 '29 '30 '31 '32 '33 '34 '35 '36 '37 '38 '39 '40 '41 '42 '43 '44 '45 '46 '47 '48 '49 '50 '51 '73 '74 '75 '76
After-tax OCF
Capex (incl. Reclamation & Working Capital)
Cumulative CF (US$Bn)

Source: Draft adjusted management model.
Notes: Assumes consensus prices. Graphs truncated to fit page.
(1) Shown inclusive of terminal costs.

Draft Adj. Model Case – Hydromet (100% Basis)

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STRICTLY PRIVATE & CONFIDENTIAL

Cu Eq. Operating Profile



Cu (MM lbs)
Ni (MM lbs Cu Eq.)
Precious Metals (MM lbs Cu Eq.)
Co & Po Concentrate (MM lbs Cu Eq.)
Cu Eq. Site AISC (US$/lb)
'27 '28 '29 '30 '31 '32 '33 '34 '35 '36 '37 '38 '39 '40 '41 '42 '43 '44 '45 '46 '47 '48 '49 '50 '51 '73 '74 '75 '76
$1.99 $2.02 $2.32 $2.08 $1.99 $2.07 $2.17 $2.05 $2.57 $1.87 $1.96 $2.31 $2.21 $2.09 $2.12 $2.18 $2.13 $2.21 $2.09 $2.15 $2.43 $2.52 $2.45 $2.33 $2.42 $1.87 $1.88 $1.89 $2.31
65 135 127 148 164 164 166 168 145 368 369 317 329 354 338 336 329 321 333 324 288 269 291 295 282 383 376 373 292

Unlevered Cash Flow Profile (US$Bn)



After-tax OCF
Capex (incl. Reclamation & Working Capital)
Cumulative CF (US$Bn)
'23 '24 '25 '26 '27 '28 '29 '30 '31 '32 '33 '34 '35 '36 '37 '38 '39 '40 '41 '42 '43 '44 '45 '46 '47 '48 '49 '50 '51 '73 '74 '75 '76
($0.1) ($0.1) ($0.6) ($1.1) ($1.7) ($1.6) ($1.5) ($1.3) ($1.1) ($1.2) ($1.3) ($1.2) ($1.1) ($0.6) ($0.0) $0.3 $0.7 $1.2 $1.7 $2.1 $2.6 $3.0 $3.4 $3.8 $4.2 $4.4 $4.8 $5.1 $5.4 $24.6 $25.1 $26.0 $26.0[(1)]

Notes: Assumes consensus prices. Graphs truncated to fit page.

(1) Shown inclusive of terminal costs.

Indicative Draft Model NPV Sensitivity

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STRICTLY PRIVATE & CONFIDENTIAL

Sensitivity of Key Inputs on Draft Adj. Model NPV [9]% (10% Change)

No Hydromet



(81%)
All Commodity Prices
79%
(56%)
Copper Price
56%
(24%)
Initial Capex
24%
(24%)
Non-Cu Commodity Prices
24%
(23%)
Processing Cost
23%
(7%)
Mining Cost
7%
(5%)
LOM Sustaining Capex
5%
(2%)
G&A Cost
2%

Hydromet



(63%)
All Commodity Prices
61%
(41%)
Copper Price
40%
(22%)
Non-Cu Commodity Prices
22%
(19%)
Initial Capex
19%
(19%)
Processing Cost
19%
(5%)
Mining Cost
5%
(3%)
LOM Sustaining Capex
3%
(1%)
G&A Cost
1%

Source: Draft adjusted management model.
Notes: Assumes consensus prices. Discounted to June 30, 2023.

Draft Adj. Model NAV Summary

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STRICTLY PRIVATE & CONFIDENTIAL

(US$MM unless otherwise noted)	No Hydromet	Hydromet
Mining & Other Assets		
50% Attr. Draft Model NewRange After-tax NPV ([9]%)	$331.7	$476.9
Other	--	--
Total Mining & Other Assets	**$331.7**	**$476.9**
Corporate & Balance Sheet [1]		
Cash	$97.0	
Proceeds from ITM Securities	--	
Debt/Leases	($0.2)	
PV of After-tax Corporate G&A[2]	($56.1)	
G&A Synergies	$56.1	
Total Corporate & Balance Sheet	**$96.8**	
Total Net Asset Value	**$428.6**	**$573.7**
FD ITM Shares Outstanding (MM)	196.1	
NAV Per Share (US$)	**$2.19**	**$2.93**
Offer Price (US$)	$2.11	
Implied P/NAV @ Proposed Transaction	**0.97x**	**0.72x**

Source: Draft adjusted management model.
Notes: Assumes consensus prices. Discounted to June 30, 2023.
(1) Balance sheet as at March 31, 2023. Pro forma rights offering and disclosed subsequent events. Cash balance per management.
(2) Pre-tax US$5MM per year.

3. Preliminary Views on Value

Fair Market Value

- Under MI 61-101, fair market value, subject to certain qualifications summarized below, means:

"…the monetary consideration that, in an open and unrestricted market, a prudent and informed buyer would pay to a prudent and informed seller, each acting at arm's length with the other and under no compulsion to act"

- No downward adjustment to fair market value is permitted to reflect:
  - Liquidity of the securities;
  - Effect of the transaction on the securities; or
  - The fact that the securities do not form part of a controlling interest
- The valuator must consider any distinctive material benefit that might accrue to an interested party as a consequence of the transaction including
  - Synergies
  - Tax benefits
  - Other

MI 61-101 requires the valuator to determine the "en bloc" value that an acquiror of 100% of PolyMet would be expected to pay in an open auction

Approach to Value

- In coming to a preliminary view on value of the PolyMet Shares, the following methodologies were generally considered:

Comparable Company Analysis

- Compare various financial metrics of PolyMet to similar, publicly listed companies
  - Enterprise value, asset location, development stage and resource size and grade, among others, are key considerations for assessing comparability
  - In PolyMet's case, the two most pertinent financial metrics given the stage of NewRange are:
    - Net asset value ("NAV")
    - Enterprise value ("EV") to attributable resources (in all resource categories)
- A change of control premium is added to such analysis in order to arrive at an en bloc value

Precedent Transaction Analysis

- Considers the implied financial metrics, of previous transactions of comparable public companies to arrive at an en bloc value for the PolyMet Shares
- The following metrics are considered in coming to a view on value
  - Transaction P/NAV
  - Transaction EV to attributable resource (in all resource categories)
  - Precedent transaction premiums to pre-announcement trading prices

Precedent Developer Transactions – Base Metals

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STRICTLY PRIVATE & CONFIDENTIAL

Date	Target	Acquiror	Jurisdiction	Stage	Main Commodity	Transaction Value (US$MM)	Consensus P / NAV (ratio)	EV / Cu Eq. Resources (US¢/lb)
Mar-23	55% La Granja (RIO)	First Quantum	Peru	Res. Dev't	Cu	$651	n/a	2.4¢
Oct-22	Cornerstone	SolGold	Ecuador	PFS	Cu/Au	$106	n/a	1.2¢
Oct-22	Eva (CMMC)	Harmony	Australia	Feas.	Cu/Au	$170[1]	0.6x	5.6¢
Dec-21	Josemaria	Lundin Mining	Argentina	Feas.	Cu/Au	$482	0.3x	3.1¢
Dec-21	Noront	Wyloo	Ontario	Feas.	Ni	$566	n/a	7.9¢
Mar-21	GT Gold	Newmont	B.C.	PEA	Cu/Au	$347	0.5x	3.5¢
Dec-20	Kisanfu (FCX)	CMOC	DRC	Res. Dev't	Co/Cu	$550	n/a	0.8¢
Nov-19	54% Timok LZ (FCX)	Zijin	Serbia	Res. Dev't	Cu	$343	n/a	1.8¢
Jun-19	MOD	Sandfire	Botswana	Feas.	Cu	$101	0.3x	5.2¢
Feb-19	Nzuri	Chengtun	DRC	Feas.	Cu/Co	$81	n/a	6.5¢
Jul-18	50% Galore Creek (NG)	Newmont	B.C.	PFS	Cu	$244	n/a	2.5¢
Mar-17	Exeter	Goldcorp	Chile	PEA	Au/Cu	$169	0.7x	0.9¢
Mar-17	50% Cerro Casale (ABX/K)	Goldcorp	Chile	Feas.	Cu/Au	$435	0.9x	3.5¢
Apr-16	Reservoir Minerals	Nevsun	Serbia	PEA	Cu	$556	0.4x	13.1¢
Jul-15	El Pilar (Stingray)	Southern Copper	Mexico	Feas.	Cu	$100	n/a	3.9¢
May-15	47% Kamoa (IVN)	Zijin	DRC	PEA	Cu	$412	0.4x	1.6¢
Nov-14	Duluth	Antofagasta	Minnesota	PFS	Cu/Ni	$76	0.5x	0.2¢
Sep-14	Indophil Resources	Alsons Group	Philippines	Feas.	Cu/Au	$135	n/a	0.8¢
Sep-14	Curis	Taseko	Arizona	PFS	Cu	$94	0.4x	3.0¢
Jun-14	Augusta	Hudbay	Arizona	Permitting	Cu	$603	0.6x	5.7¢
Jun-14	Lumina	First Quantum	Argentina	PEA	Cu	$393	0.5x	1.1¢
Nov-13	80% Frieda River (GLEN)	PanAust	PNG	Feas.	Cu	$75	0.2x	0.3¢
Median							**0.46x**	**2.8¢**
Average							**0.48x**	**3.4¢**

Source: FactSet, company disclosure and available analyst estimates.
Notes: Based on transactions between US$50MM to US$1Bn. Cu Eq. resources based on LT prices at the time of announcement.
(1) Excludes contingent payments.

Precedent 1-Day Premiums

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STRICTLY PRIVATE & CONFIDENTIAL



Implied 1-Day Premium @ Proposed Transaction: 151%
28%
40%
36%
39%
32%
40%
33%
42%
All
Metals & Mining
Base Metals
Base Metals Developers
All
Metals & Mining
Base Metals
Base Metals Developers
Global Transactions
U.S. & Canadian Transactions

Source: FactSet.
Notes: Based on completed transactions since 2010 between US$50MM to US$1Bn. Includes between 12 and 3,703 transactions per group.
Implied PLM premium based on closing prices as of June 12, 2023 and not shown to scale for visualization purposes.

Preliminary Indicative View on Value

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STRICTLY PRIVATE & CONFIDENTIAL

	Metric	Indicative Range	Indications of Value Per Fully Diluted ITM PolyMet Share (US$)
Trading Values	52-Week Low / High	--	$0.82 – $3.43
Trading Values	Peer P/NAV (No Hydromet Model)	0.20x - 0.40x	$0.44 – $0.87
Trading Values	Peer P/NAV (Hydromet Model)	0.20x - 0.40x	$0.59 – $1.17
Trading Values	Peer P/NAV (Consensus)	0.20x - 0.40x	$1.15 – $2.30
Trading Values	Peer EV/Cu Eq. Resources	US¢0.5/lb - US¢2.0/lb	$1.43 – $4.23
En Bloc Value	Precedent P/NAV (No Hydromet Model)	0.40x - 0.70x	$0.87 – $1.53
En Bloc Value	Precedent P/NAV (Hydromet Model)	0.40x - 0.70x	$1.17 – $2.05
En Bloc Value	Precedent P/NAV (Consensus)	0.40x - 0.70x	$2.30 – $4.02
En Bloc Value	Precedent EV/Cu Eq. Resources	US¢2.0/lb - US¢3.5/lb	$4.23 – $7.03
En Bloc Value	Unaffected Price + 1-Day Premium	30% - 40%	$1.09 – $1.18
En Bloc Value	Peer P/NAV (No Hydromet Model) + Premium	30% - 40%	$0.57 – $1.22
En Bloc Value	Peer P/NAV (Hydromet Model) + Premium	30% - 40%	$0.76 – $1.64
En Bloc Value	Peer P/NAV (Consensus) + Premium	30% - 40%	$1.49 – $3.22
En Bloc Value	Peer EV/Cu Eq. Resources + Premium	30% - 40%	$1.86 – $5.92

Proposed Transaction: US$2.11/share

Source: Company disclosure, FactSet, available analyst estimates and draft adjusted management model.
Notes: Analysis assumes consensus metal prices. Discounted to June 30, 2023.

Preliminary Share Price Sensitivity Analysis

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STRICTLY PRIVATE & CONFIDENTIAL

No Hydromet

	Disc. Rate (%)	P/NAV 0.4x	0.5x	0.6x	0.7x
All Commodity Prices: -10% Change	8.0%	$0.65	$0.81	$0.97	$1.13
	9.0%	$0.33	$0.41	$0.49	$0.58
	10.0%	$0.10	$0.12	$0.14	$0.17
	11.0%	nmf	nmf	nmf	nmf
	12.0%	nmf	nmf	nmf	nmf
All Commodity Prices: -5% Change	8.0%	$0.97	$1.22	$1.46	$1.70
	9.0%	$0.60	$0.75	$0.90	$1.05
	10.0%	$0.33	$0.41	$0.49	$0.57
	11.0%	$0.12	$0.15	$0.18	$0.21
	12.0%	$0.00	$0.00	$0.00	$0.00
All Commodity Prices: No Change	8.0%	$1.30	$1.62	$1.95	$2.27
	9.0%	$0.87	$1.09	$1.31	$1.53
	10.0%	$0.56	$0.70	$0.84	$0.98
	11.0%	$0.32	$0.40	$0.48	$0.56
	12.0%	$0.14	$0.17	$0.21	$0.24
All Commodity Prices: +5% Change	8.0%	$1.62	$2.02	$2.43	$2.83
	9.0%	$1.14	$1.43	$1.71	$2.00
	10.0%	$0.79	$0.98	$1.18	$1.37
	11.0%	$0.51	$0.64	$0.77	$0.90
	12.0%	$0.31	$0.38	$0.46	$0.53
All Commodity Prices: +10% Change	8.0%	$1.93	$2.42	$2.90	$3.38
	9.0%	$1.41	$1.76	$2.11	$2.46
	10.0%	$1.01	$1.26	$1.51	$1.76
	11.0%	$0.70	$0.88	$1.06	$1.23
	12.0%	$0.47	$0.59	$0.71	$0.82

Hydromet

	Disc. Rate (%)	P/NAV 0.4x	0.5x	0.6x	0.7x
All Commodity Prices: -10% Change	8.0%	$0.96	$1.20	$1.44	$1.68
	9.0%	$0.56	$0.69	$0.83	$0.97
	10.0%	$0.26	$0.32	$0.39	$0.45
	11.0%	$0.04	$0.05	$0.06	$0.07
	12.0%	nmf	nmf	nmf	nmf
All Commodity Prices: -5% Change	8.0%	$1.33	$1.66	$1.99	$2.32
	9.0%	$0.86	$1.08	$1.30	$1.51
	10.0%	$0.52	$0.65	$0.78	$0.91
	11.0%	$0.26	$0.33	$0.39	$0.46
	12.0%	$0.07	$0.08	$0.10	$0.12
All Commodity Prices: No Change	8.0%	$1.69	$2.11	$2.54	$2.96
	9.0%	$1.17	$1.46	$1.76	$2.05
	10.0%	$0.78	$0.97	$1.17	$1.36
	11.0%	$0.48	$0.61	$0.73	$0.85
	12.0%	$0.26	$0.32	$0.39	$0.45
All Commodity Prices: +5% Change	8.0%	$2.05	$2.56	$3.07	$3.59
	9.0%	$1.47	$1.84	$2.21	$2.57
	10.0%	$1.03	$1.29	$1.55	$1.81
	11.0%	$0.70	$0.88	$1.05	$1.23
	12.0%	$0.45	$0.56	$0.67	$0.78
All Commodity Prices: +10% Change	8.0%	$2.40	$3.00	$3.60	$4.20
	9.0%	$1.76	$2.21	$2.65	$3.09
	10.0%	$1.28	$1.60	$1.93	$2.25
	11.0%	$0.92	$1.15	$1.37	$1.60
	12.0%	$0.63	$0.79	$0.95	$1.11

Source: Draft adjusted management model.

Notes: Analysis assumes consensus metal prices unless otherwise noted. Discounted to June 30, 2023.

Outstanding Model Items

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STRICTLY PRIVATE & CONFIDENTIAL

- Need to finalize management model
- Outstanding items include:
  - Consider recent Corps of Engineers decision on NorthMet section 404 permit and any further impact on assumptions
  - Potential upside (e.g. scenario analysis, exploration upside, etc.)
  - Potential synergies that may accrue to Glencore (e.g. G&A, operational, taxes, etc.)
  - Integration costs

Appendix. Commodity Price Estimates

Commodity Price Estimates

DRAFT

STRICTLY PRIVATE & CONFIDENTIAL

- Selected commodity price forecasts based on available equity research analyst consensus forecasts; pyrrhotite concentrate prices based on management estimates
- We believe this methodology is representative of that used by financial and industry participants in evaluating comparable assets; management also generally utilizes analyst consensus prices

	2023	2024	2025	2026	2027	LT
Copper (US$/lb)						
Median	$3.99	$4.00	$4.00	$4.00	$3.85	$3.65
Nickel (US$/lb)						
Median	$10.70	$9.76	$9.16	$9.00	$9.03	$8.75
Cobalt (US$/lb)						
Median	$19.25	$23.25	$24.00	$24.97	$25.00	$25.00
Palladium (US$/oz)						
Median	$1,570	$1,500	$1,455	$1,397	$1,394	$1,345
Platinum (US$/oz)						
Median	$1,014	$1,100	$1,243	$1,235	$1,265	$1,075
Gold (US$/oz)						
Median	$1,911	$1,879	$1,807	$1,750	$1,700	$1,700
Silver (US$/oz)						
Median	$23.18	$24.00	$23.00	$22.50	$22.50	$22.00
Pyrrhotite Concentrate (US$/dmt)						
Management	$55.00	$55.00	$55.00	$55.00	$55.00	$55.00

Source: Management, FactSet, Bloomberg and available analyst estimates.